                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
        INFORMATION STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


        Filed by the registrant [X]

        Filed by a party other than the registrant [ ]

        Check the appropriate box:

        [ ]  Preliminary proxy statement      [ ]  Confidential, For Use of the
                                                   Commission Only (as permitted
                                                   by Rule 14a-6(e)(2))

        [X]  Definitive proxy statement

        [ ]  Definitive additional materials

        [ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                              QuadraMed Corporation
--------------------------------------------------------------------------------
                  (Name of Registrant as Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

        [X]  No fee required.

        [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

             (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

             (2)  Aggregate number of securities to which transactions applies:

--------------------------------------------------------------------------------

             (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

--------------------------------------------------------------------------------

             (4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

             (5)  Total fee paid:

--------------------------------------------------------------------------------

        [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

             (1)  Amount previously paid:

--------------------------------------------------------------------------------

             (2)  Form, Schedule or Registration Statement no.:

--------------------------------------------------------------------------------

             (3)  Filing Party:

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             (4)  Date Filed:
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

                                      LOGO

                             QUADRAMED CORPORATION
                            ------------------------

                 NOTICE OF 1999 ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON AUGUST 23, 1999

To Our Stockholders:

     You are cordially invited to attend the 1999 Annual Meeting of Stockholders of QuadraMed Corporation (the "Company"), which will be held at 1003 West Cutting Boulevard, Suite 200, Richmond, California 94804 at 9:00 a.m. on August 23, 1999 (the "1999 Annual Meeting") for the following purposes:

     1. To elect one director to the Board of Directors;

     2. To act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

     These matters are described more fully in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on July 21, 1999 as the record date for determining those stockholders who will be entitled to vote at the Annual Meeting. The stock transfer books will remain open between the record date and the date of the 1999 Annual Meeting.

     Representation of at least a majority of all outstanding shares of Common Stock of QuadraMed Corporation either in person or by proxy is required to constitute a quorum. Accordingly, it is important that your shares be represented at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. Your proxy may be revoked at any time prior to the time it is voted at the 1999 Annual Meeting.

     Please read the accompanying proxy material carefully. Your vote is important and the Company appreciates your cooperation in considering and acting on the matter presented.

                                          Sincerely yours,
                                          /s/ JAMES D. DURHAM

                                          James D. Durham
                                          Chairman of the Board
                                          and Chief Executive Officer

July 28, 1999
Richmond, California

              STOCKHOLDERS SHOULD READ THE ENTIRE PROXY STATEMENT
                   CAREFULLY PRIOR TO RETURNING THEIR PROXIES
                            ------------------------

                                PROXY STATEMENT
                                      FOR
                      1999 ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                             QUADRAMED CORPORATION

                         TO BE HELD ON AUGUST 23, 1999

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of QUADRAMED CORPORATION ("QuadraMed Corporation" or the "Company") of proxies to be voted at the 1999 Annual Meeting of Stockholders (the "1999 Annual Meeting"), which will be held at 9:00 a.m. on August 23, 1999, at 1003 West Cutting Boulevard, Suite 200, Richmond, California 94804, or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of 1999 Annual Meeting of Stockholders. This Proxy Statement and the proxy card were first mailed to stockholders on or about July 28, 1999. The Company's 1998 Annual Report is being mailed to stockholders concurrently with this Proxy Statement. The 1998 Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation of proxies is to be made.

                         VOTING RIGHTS AND SOLICITATION

     The close of business on July 21, 1999 was the record date for stockholders entitled to notice of and to vote at the 1999 Annual Meeting. As of that date, QuadraMed Corporation had 22,816,655 shares of Common Stock, $.01 par value per share (the "Common Stock") issued and outstanding. All of the shares of the Company's Common Stock outstanding on the record date are entitled to vote at the 1999 Annual Meeting, and stockholders of record entitled to vote at the meeting will have one vote for each share of Common Stock so held with regard to each matter to be voted upon.

     All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Election of directors by stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote at the election present in person or represented by proxy.

     The holders of a majority of the shares of Common Stock outstanding and entitled to vote at the 1999 Annual Meeting shall constitute a quorum for the transaction of business at the 1999 Annual Meeting. Shares of Common Stock represented in person or by proxy will be counted for purposes of determining whether a quorum is present at the 1999 Annual Meeting. Shares which abstain from voting as to a particular matter will be treated as shares that are present and entitled to vote for purposes of determining the number of shares present and entitled to vote with respect to any particular matter, but will not be counted as a vote cast on such matter. If a broker or nominee holding stock in "street name" indicates on a proxy that it does not have discretionary authority to vote as to a particular matter, those shares will not be considered as present and entitled to vote with respect to such matter and will not be counted as a vote cast on such matter. Accordingly, abstentions and broker non-votes will have no effect on the voting for election of directors.

     Shares of the Company's Common Stock represented by proxies in the accompanying form which are properly executed and returned to QuadraMed Corporation will be voted at the 1999 Annual Meeting in accordance with the stockholders' instructions contained therein. In the absence of contrary instructions, shares represented by such proxies will be voted FOR the election of the director as described herein under "Proposal 1 -- Election of Directors."

     Management does not know of any matters to be presented at this 1999 Annual Meeting other than those set forth in this Proxy Statement and in the Notice accompanying this Proxy Statement. If other matters should properly come before the meeting, the proxy holders will vote on such matters in accordance with their best judgment. Any stockholder has the right to revoke his or her proxy at any time before it is voted at the meeting.

     The entire cost of soliciting proxies will be borne by the Company. Proxies will be solicited principally through the use of the mails, but, if deemed desirable, may be solicited personally or by telephone, telegraph or special letter by officers and regular Company employees for no additional compensation. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the Company's Common Stock, and such persons may be reimbursed for their expenses.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

COMPOSITION OF BOARD OF DIRECTORS

     The Company's Bylaws set the number of directors at seven. The Company's Board of Directors is divided into three classes, designated Class I, Class II and Class III. The directors in each class hold office for a term of three years, following the annual meeting at which such director was elected. The term of Class I, currently consisting of Albert L. Greene, Kenneth E. Jones and E.A. Roskovensky, will expire at the annual meeting of stockholders to be held in 2000; the term of Class II, currently consisting of Joan P. Neuscheler and Michael J. King, will expire at the annual meeting of stockholders to be held in 2001; and the term of Class III, currently consisting of James D. Durham, will expire at the 1999 Annual Meeting. The Company's directors are elected by the stockholders at the annual meeting of stockholders and will serve until their successors are elected and qualified, or until their earlier resignation or removal. There are no family relationships among any of the directors, the nominees for directors and executive officers of the Company.

     The proxy holders named on the proxy card intend to vote all proxies received by them in the accompanying form FOR the election of the Class III nominee listed below, unless instructions to the contrary are marked on the proxy. This nominee has been selected by the Board of Directors. Mr. Durham is currently a member of the Board. If elected, the Class III nominee will serve until the 2002 Annual Meeting of Stockholders or until a successor has been duly elected and qualified.

     In the event that a nominee is unable or declines to serve as a director at the time of the 1999 Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for the nominees listed below, unless instructions are given to the contrary. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as a director.

CLASS I -- DIRECTORS CONTINUING IN OFFICE UNTIL THE 2000 ANNUAL MEETING OF STOCKHOLDERS

                                                                                  DIRECTOR
           NAME                             PRINCIPAL OCCUPATION                   SINCE     AGE
           ----                             --------------------                  --------   ---
Albert L. Greene            President and Chief Executive Officer of                1997     49
                            HealthCentral.com
Kenneth E. Jones            Chairman of the Board and Chief Executive Officer of    1997     52
                            Globe Wireless
E. A. Roskovensky           President and Chief Executive Officer of Davis Wire     1999     53
                            Corporation and President and Chief Operating
                            Officer of Robertson-Ceco

CLASS II -- DIRECTORS CONTINUING IN OFFICE UNTIL THE 2001 ANNUAL MEETING OF STOCKHOLDERS

                                                                                  DIRECTOR
           NAME                             PRINCIPAL OCCUPATION                   SINCE     AGE
           ----                             --------------------                  --------   ---
Joan P. Neuscheler          General Partner of Tullis-Dickerson Partners and        1994     38
                            President and Chief Financial Officer of
                            Tullis-Dickerson & Co., Inc.
Michael J. King             Chief Executive Officer Healthscribe, Inc.              1999     60

CLASS III -- NOMINEES FOR ELECTION

          NAME                           PRINCIPAL OCCUPATION                 DIRECTOR SINCE   AGE
          ----                           --------------------                 --------------   ---
James D. Durham            Chairman of the Board and Chief Executive Officer       1993        52
                           of the Company

     The following is certain biographical information, as of June 30, 1999, regarding the current members of the Company's Board of Directors and James Durham, the nominee to the Board who is also currently a member of the Board of
Directors:

     James D. Durham serves as QuadraMed's Chairman of the Board and Chief Executive Officer. Mr. Durham founded the Company in September 1993 when he became its President and Chief Executive Officer and a director. In May 1996, Mr. Durham became Chairman of the Board. From November 1992 to December 1993, Mr. Durham served as the Chief Executive Officer of Trim Healthcare Systems, Inc., a reimbursement consulting services company. From April 1992 to April 1993, Mr. Durham served as Chief Executive Officer of Care Partners, Inc., an accounts receivable processing and funding company cofounded by Mr. Durham. From February 1986 until its acquisition by Ameritech in February 1992, Mr. Durham served as President and Chief Executive Officer of Knowledge Data Systems, Inc., a health care information systems company. Mr. Durham holds a B.S. with honors in Industrial Engineering from the University of Florida and an M.B.A. with an emphasis in Finance from the University of California, Los Angeles and is a Certified Public Accountant.

     Albert L. Greene has been a director of the Company since May 1997. Mr. Greene is currently the President and Chief Executive Officer of HealthCentral.com, an online consumer health information service. Previously, Mr. Green was the Chief Executive Officer of Sutter Health East Bay, a health care delivery system and the parent company of Alta Bates Health System, from June 1996 until September 1998. From May 1990 until March 1998, Mr. Greene served as the President and Chief Executive Officer of Alta Bates Medical Center, a 527-bed acute care hospital located in Berkeley, California. From January 1996 until March 1998, Mr. Greene also served as the President and Chief Executive Officer of Alta Bates Health System, the parent company of Alta Bates Medical Center. Mr. Greene has served as an executive in hospital administration since 1979, most recently as the President of Sinai Samaritan Medical Center in Milwaukee, Wisconsin from 1988 to 1990. Mr. Greene received a masters of hospital administration at the University of Michigan, and is presently a diplomate of the American College of Healthcare Executives and a member of the American Hospital Association. Mr. Greene is also chair-elect of the California Healthcare Association, a member of the board of directors of Acuson Corporation, a manufacturer and provider of medical diagnostic ultrasound systems, and a member of the board of directors of several other privately held hospitals and hospital associations.

     Kenneth E. Jones has been a director of the Company since May 1997. Mr. Jones has been the Chairman of the Board and Chief Executive Officer of Globe Wireless, a provider of marine communications services, since 1990. Mr. Jones has also held various senior management positions with other companies, including President and Chief Executive Officer of Ditech Corporation, a telecommunications company, President and Chief Executive Officer of Automated Call Processing Corporation, a telecommunications company, President and Chief Executive Officer of ClausenKoch Company, a producer of canned meat products and Vice President and Chief Financial Officer of Hills Bros. Coffee, Inc., a producer of coffee. Mr. Jones holds a B.S. in Chemical Engineering from the University of Nebraska and an M.B.A. from Harvard University.

     Joan P. Neuscheler has been a director of the Company since March 1994. Ms. Neuscheler has been a general partner of Tullis-Dickerson Partners, a venture capital firm, since September 1992, and the President and Chief Financial Officer of Tullis-Dickerson & Co., Inc. since April 1989. Tullis-Dickerson Partners is the general partner of Tullis-Dickerson Capital Focus, L.P., a stockholder of the Company. Ms. Neuscheler is also a director of several privately held companies.

     Michael J. King has been a director of the Company since May 1999. Mr. King has been the Chief Executive Officer of Healthscribe, Inc. since June 15, 1999. From September 9, 1996 until May 1999, Mr. King served as Chairman of the Board of Directors and Chief Executive Officer of The Compucare Company. Prior to joining The Compucare Company, Mr. King was Chairman of the Board of Directors, Chief Executive Officer and President of Software AG of the Americas, a leader in Enterprise Information Systems. Mr. King previously served as President and Chief Executive Officer of Computer Entry Systems Corp. and has held various high-level positions at Marietta Data Systems and the Hoskyns Group in the

United Kingdom. Mr. King holds a degree in Mechanical Engineering from the University of Sheffield and a M.B.A. equivalent in Management Studies from the University of Hatfield.

     E.A. Roskovensky has been a director of the Company since May 1999. Mr. Roskovensky has been the President and Chief Operating Officer of Robertson-Ceco Corp., a publicly traded company which manufactures custom engineered metal buildings, since November 1994. Mr. Roskovensky also has been the President and Chief Executive Officer of Davis Wire Corporation since 1991. Mr. Roskovensky previously has held positions at USS-Posco Industries, Double Eagle Steel Coating Company and U.S. Steel. Mr. Roskovensky holds a B.S. in Chemical Engineering from Villanova University, an M.B.A. from Duquesne University, and a J.D. from the University of Detroit School of Law. He is a member of the State Bar of Michigan and the Pennsylvania Bar Association.

                         BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of 12 meetings during the fiscal year ended December 31, 1998 (the "1998 fiscal year"). Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees of the Board on which he or she served.

     The Company has an Audit Committee, a Compensation Committee and an Executive Committee.

     The Audit Committee's duties include reviewing internal financial information, monitoring cash flow, budget variances and credit arrangements, reviewing the audit program of the Company, reviewing with the Company's independent accountants the results of all audits upon their completion, annually selecting and recommending independent accountants, overseeing the quarterly unaudited reporting process and taking such other action as may be necessary to assure the adequacy and integrity of all financial information distributed by the Company. The Committee, which during the 1998 fiscal year consisted of Ms. Neuscheler and Mr. McNulty, held 1 meeting during the 1998 fiscal year. As of June 10, 1999, the Audit Committee consists of Ms. Neuscheler, Mr. Jones and Mr. King.

     The Compensation Committee recommends compensation levels of senior management and works with senior management on benefit and compensation programs for Company employees. In addition, the Compensation Committee administers the Company's 1996 Stock Incentive Plan (the "1996 Plan"). This Committee, which during the 1998 fiscal year consisted of Ms. Neuscheler (Chairperson), Mr. Jones and Mr. Ryan, held 2 meetings during the 1998 fiscal year. No member of this Committee was at any time during the 1998 fiscal year or at any other time an officer or employee of the Company. No executive officer of the Company served on the compensation committee of another entity or on any other committee of the board of directors of another entity performing similar functions during the Company's last fiscal year. As of June 10, 1999, the Compensation Committee consists of Mr. Greene and Mr. Roskovensky.

     On June 10, 1999, the Board of Directors established an Executive Committee which consists of Mr. Durham, Mr. King and Mr. Roskovensky. The Executive Committee has been delegated authority from the full Board of Directors of the Company to take action with respect to acquisitions or dispositions of up to the lesser of a maximum of five percent (5%) of the Company's total market capitalization or total assets.

                             DIRECTOR REMUNERATION

     The non-employee directors receive one thousand dollars ($1,000) for each board meeting attended and five hundred dollars ($500) for each committee meeting attended. Non-employee directors will be reimbursed for their reasonable expenses incurred in connection with attending board meetings. Non-employee directors receive periodic option grants under the Automatic Option Grant Program in effect under the Company's 1996 Plan and are eligible to receive option grants under the Discretionary Option Grant Program of that plan. Each of these programs is described below.

AUTOMATIC OPTION GRANT PROGRAM

     Under the Automatic Option Grant Program, each individual who is first elected or appointed as a non-employee Board member will receive at the time of such initial election or appointment an automatic option grant for 10,000 shares of Common Stock, provided such individual was not previously in the Company's employ. At each annual stockholders meeting, each individual who is to continue in service as a non-employee Board member will automatically be granted at that meeting an option to purchase 4,000 shares of Common Stock, provided such individual has served as a non-employee Board member for at least six (6) months.

     Each option under the Automatic Option Grant Program has an exercise price per share equal to 100% of the fair market value per share of Common Stock on the option grant date and a maximum term of ten (10) years measured from the grant date. The option is immediately exercisable for all the option shares, but any purchased shares are subject to repurchase by the Company, at the exercise price paid per share, upon the optionee's cessation of Board service prior to vesting in those shares. Each initial 10,000-share grant vests, and the Company's repurchase right lapses, as follows: (i) one-third ( 1/3) of the option shares vest upon the optionee's completion of one (1) year of Board service measured from the option grant date and (ii) the balance of the option shares vest in a series of twenty-four (24) successive equal monthly installments upon the optionee's completion of each additional month of Board service over the twenty-four (24)-month period measured from the first anniversary of such grant date. Each annual 4,000-share grant vests, and the Company's repurchase right lapses, in a series of twelve (12) successive equal monthly installments over the optionee's period of Board service measured from the grant date.

     Each of Messrs. King and Roskovensky received an option for 10,000 shares upon their appointment to the Board in May 1999, at an exercise price of $8.3125 per share. On the date of the 1999 Annual Meeting, each continuing Board member will receive an option for 4,000 shares at an exercise price per share equal to the fair market value on that date.

DISCRETIONARY OPTION GRANT PROGRAM

     Under the Discretionary Option Grant Program, eligible individuals in the Company's employ or service (including non-employee Board members, officers and consultants) may, at the discretion of the Compensation Committee of the Board, as Plan Administrator, be granted options to purchase shares of Common Stock at an exercise price not less than 100% of their fair market value on the grant date. The Compensation Committee will have complete discretion to determine the vesting schedule, maximum term and the status under Federal tax laws of any such option grant. No non-employee Board member received any option grants under the Discretionary Option Grant Program during the 1998 fiscal year.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR ELECTION OF THE CLASS III NOMINEE IDENTIFIED ABOVE.

                                   MANAGEMENT

     The following sets forth the names, ages and positions of the Company's executive officers, who are not members of the Board of Directors, as of June 30, 1999:

            NAME              AGE                               POSITION
            ----              ---                               --------
James D. Durham.............  52    Chairman of the Board and Chief Executive Officer
John V. Cracchiolo..........  42    President and Chief Operating Officer
Patrick Ahearn..............  45    Executive Vice President and President, Business Office Group
Andrew J. Hurd..............  35    Executive Vice President and President, Health Information
                                    Management Group
Keith M. Roberts............  34    Executive Vice President, General Counsel and Assistant Secretary
E. Payson Smith.............  51    Executive Vice President and Chief Financial Officer
Nancy Nelson................  46    President, Enterprise Solutions Group
Michael Sanderson...........  33    Senior Vice President of Sales, Eastern United States and General
                                    Manager, One Look Technologies
Michael Wilstead............  41    Senior Vice President of Sales, Western United States
Bernie J. Murphy............  34    Vice President, Finance and Chief Accounting Officer

BACKGROUND

     James D. Durham serves as the Company's Chairman of the Board and Chief Executive Officer. Mr. Durham founded the Company in September 1993 when he became its President and Chief Executive Officer and a director. In May 1996, Mr. Durham became Chairman of the Board. From November 1992 to December 1993, Mr. Durham served as the Chief Executive Officer of Trim Healthcare Systems, Inc., a reimbursement consulting services company. From April 1992 to April 1993, Mr. Durham served as Chief Executive Officer of Care Partners, Inc., an accounts receivable processing and funding company cofounded by Mr. Durham. From February 1986 until its acquisition by Ameritech in February 1992, Mr. Durham served as President and Chief Executive Officer of Knowledge Data Systems, Inc., a health care information systems company. Mr. Durham holds a B.S. with honors in Industrial Engineering from the University of Florida and an M.B.A. with an emphasis in Finance from the University of California, Los Angeles and is a Certified Public Accountant.

     John V. Cracchiolo serves as the Company's President and Chief Operating Officer. Mr. Cracchiolo joined the Company in May 1995 as its Executive Vice President, Chief Financial Officer and Secretary. In May 1998, he was promoted to President and Chief Operating Officer. Prior to joining the Company, Mr. Cracchiolo worked for PSICOR, Inc., a health care services company, serving as its Chief Financial Officer from February 1993 to May 1995, and its corporate Controller from May 1989 to February 1993. Previously, Mr. Cracchiolo worked in various management positions for software, hardware, defense contractor and personnel and professional services organizations within the health care and other industries. Mr. Cracchiolo holds a B.S. in Business Administration from California State University, Long Beach and is a Certified Public Accountant.

     Patrick Ahearn, President of the Company's Business Management Group, joined the Company in October 1998. Before joining the Company, Mr. Ahearn was Chief Financial and Chief Information Officer at the Medical Center at Princeton, New Jersey, a non-profit teaching integrated delivery network. In addition to his financial and information system responsibilities, he was involved in the development of the Medical Center's Physician Hospital Organization (PHO), Medical Services Organization (MSO), its real estate company and its for-profit ventures. Prior to his experience at Princeton, Mr. Ahearn worked in New York City for a CPA firm, Pannell Kerr Forster. His experience was almost exclusively in the healthcare arena and included both the audit and consulting aspects of the practice. Mr. Ahearn received a Bachelors of Business Administration from Iona College, New York.

     Andrew D. Hurd serves as President of the Company's Health Information Management Group. Mr. Hurd joined the Company in January 1998 as Executive Vice President, Business Development. In January 1999, he was promoted to President of the Health Information Management Group. From November 1995 to January 1998, Mr. Hurd was Vice President, Health Care Financial Services at National Data Corporation, an EDI company. From 1988 to November 1995, Mr. Hurd was the Vice President and General

Manager of Amsco International. Mr. Hurd holds a B.A. in Marketing and a B.S. in Business Administration from Northern Arizona University.

     Keith M. Roberts serves as the Company's Executive Vice President, General Counsel and Assistant Secretary. Mr. Roberts joined the Company in March 1997 as Vice President and General Counsel and became Executive Vice President, General Counsel and Assistant Secretary in February 1998. Mr. Roberts served as the Company's Chief Financial Officer from June 1998 to April 1999. From May 1995 to March 1997, Mr. Roberts was an associate of Brobeck, Phleger & Harrison LLP, a private law firm. From September 1992 to May 1995, Mr. Roberts was an associate of Hale & Dorr, a private law firm. Mr. Roberts holds a J.D. from Stanford Law School and a B.A. in Economics and Philosophy from the University of Rochester.

     E. Payson Smith serves as the Company's Executive Vice President and Chief Financial Officer. Mr. Payson joined the Company in April 1999 as Executive Vice President and Chief Financial Officer. From January 1992 to April 1999, Mr. Smith was a Senior Vice President and Chief Financial Officer of Raytel Medical Corporation, a publicly-traded healthcare company. From July 1986 to December 1991, Mr. Smith served as a Senior Vice President of Corporate Finance at Van Kasper & Company, a regional investment bank specializing in emerging growth companies. Prior to his employment at Van Kasper & Company, Mr. Smith was a General Partner and Vice President of Concord Partners, a venture fund affiliated with Dillon Read & Co., Inc. Mr. Smith holds a Master's degree from the J.L. Kellogg School of Management at Northwestern University and a Bachelor's degree in Business Administration from Monmouth College in Illinois.

     Nancy Nelson, President of the Company's Enterprise Solutions Group, joined the Company in March 1999. Before joining the Company, Ms. Nelson was the Senior Vice President and Chief Operating Officer of The Compucare Company. From October 1997 until April 1998, Ms. Nelson was Compucare's Senior Vice President of Product Marketing. Prior to her employment at The Compucare Company, Ms. Nelson was a principal at First Consulting Group, a provider of information technology and other consulting services to payors, providers and healthcare organizations. Ms. Nelson holds a B.S. in Biological Sciences/Biochemistry from the University of California and has completed a graduate internship in Medical Technology at California State University of Long Beach.

     Michael L. Sanderson serves as the Company's Senior Vice President of Sales, Eastern United States and General Manager, One Look Technologies. Mr. Sanderson joined the Company in July 1998 as Vice President Sales. In January 1999, Mr. Sanderson was promoted to his current role. Prior to joining the Company, Mr. Sanderson served as a director and Senior Vice President of CARUS Medical Practice Partners. Mr. Sanderson has extensive marketing and sales experience in the healthcare industry, serving with such companies as Baxter Hospital Supply, AMSCO International and National Data Corporation. Mr. Sanderson graduated with honors from Abilene Christian University with a B.S. in Business Administration.

     Mr. Wilstead, Senior Vice President of Sales for the Western United States, joined the Company in July 1998. In addition to his duties as Senior Vice President of Sales, Mr. Wilstead heads the QuadraMed Education and Seminars Division. Prior to joining the Company, Mr. Wilstead served as a Group President at STERIS Corporation, a leader in microbial reduction and surgical support products. Mr. Wilstead has also held various positions at AMSCO International, including Vice President and General Manager of the North America Division and President of AMSCO Canada. Prior to his employment at AMSCO, Mr. Wilstead founded Rocky Mountain Medical, a durable medical equipment company. Mr. Wilstead holds a B.S. in Business Administration.

     Bernie J. Murphy serves as the Company's Vice President, Finance and Chief Accounting Officer. Mr. Murphy joined the Company in June 1996 as Corporate Controller. In February 1998, Mr. Murphy became the Company's Vice President, Finance and Chief Accounting Officer. From July 1988 to June 1996, Mr. Murphy worked at Arthur Andersen LLP, where he served as a manager in the audit practice for the last three years of employment with that firm. Mr. Murphy holds a B.S. in Business Administration from the University of San Francisco and is a Certified Public Accountant.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of June 30, 1999 by (i) each person (or group of affiliated persons) known by the Company to be the beneficial owner of more than five percent of the outstanding shares of the Company's Common Stock, (ii) each director of the Company, (iii) each Named Executive Officer of the Company and (iv) all executive officers and directors of the Company as a group.

                                                                    SHARES OF
                                                                   COMMON STOCK
                                                              BENEFICIALLY OWNED(1)
                                                              ----------------------
                 NAME OF BENEFICIAL OWNERS                      NUMBER      PERCENT
                 -------------------------                    ----------    --------
Pilgrim Baxter & Associates, Ltd(2).........................  1,860,700        8.2%
  825 Duportail Road
  Wayne, PA 19087
The TCW Group, Inc.(3)......................................  1,690,743        7.4%
  865 South Figueroa Street
  Los Angeles, CA 94804
Robert Day(3)...............................................  1,690,743        7.4%
  200 Park Avenue, Suite 2200
  New York, NY 10166
The Equitable Companies Incorporated(4).....................  1,624,116        7.2%
  1290 Avenue of the Americas
  New York, NY 10104
Nitin T. Mehta(5)...........................................  1,326,362        5.9%
  58 Greenoaks Drive
  Atherton, CA 94027
Joe D. Whisenhunt, Sr.(6)...................................  1,255,190        5.6%
  Harmony Meadows Ranch
  Route 2, Box 150
  Bee Branch, AR 72013
James D. Durham(7)..........................................  1,330,469        5.7%
John V. Cracchiolo(8).......................................    480,000        2.1%
Andrew J. Hurd(9)...........................................    130,000          *
Keith M. Roberts(10)........................................    148,980          *
Bernie J. Murphy(11)........................................    117,000          *
Albert L. Greene(12)........................................     14,000          *
Kenneth E. Jones(13)........................................     14,000          *
Michael J. King(14).........................................    159,322          *
Joan P. Neuscheler(15)......................................    141,493          *
E.A. Roskovensky(16)........................................     12,900          *
All executive officers and directors as a group (15
  persons)(17)..............................................  4,336,948       16.9%

---------------
  *  Less than one percent.

 (1) Percentage ownership is based on 22,590,676 shares of Common Stock outstanding on June 30, 1999. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options, warrants and convertible notes currently exercisable or convertible, or exercisable or convertible within 60 days, are deemed outstanding for computing the percentage of the person holding such options, but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

 (2) Represents shares beneficially owned by Pilgrim Baxter & Associates, Ltd. ("Pilgrim Baxter") based on the information contained in Amendment No 2 to
     Schedule 13G filed on January 19, 1999. Pilgrim Baxter is an investment adviser registered under the Investment Advisers Act of 1940.

 (3) Represents shares beneficially owned by The TCW Group, Inc. and Robert Day based on information contained in a Schedule 13G filed on February 12, 1999 and includes 384,209 shares issuable upon conversion of 5.25% Convertible Debentures. According to the Schedule 13G, Robert Day may be deemed to control the TCW Group, Inc.

 (4) Represents shares beneficially owned by The Equitable Companies Incorporated ("Equitable") based on information in a Schedule 13G filed on February 16, 1999. All shares of the Common Stock reported as beneficially owned by Equitable were directly beneficially owned by subsidiaries of Equitable.

 (5) Represents shares beneficially owned by Nitin T. Mehta based on information contained in a Schedule 13G filed on June 15, 1998.

 (6) Represents shares beneficially owned by Joe D. Whisenhunt, Sr. based on information contained in a Schedule 13D filed on October 15, 1998.

 (7) Includes 23,295 shares of Common Stock owned by Trigon Resources Corporation ("Trigon"), a corporation owned by Mr. Durham and his two children and 134,574 shares of Common Stock issuable upon exercise of a warrant held by Trigon. Also includes 705,000 shares issuable upon exercise of options, 295,354 of which are exercisable within 60 days of June 30, 1999 and 112,000 shares subject to a stock bonus award, which shares will be issued in October 2003, or earlier, in the event certain performance milestones are attained. Mr. Durham's address is 1003 West Cutting Boulevard, Suite 200, Richmond, California 94804.

 (8) Includes 420,000 shares issuable upon exercise of options, 186,979 of which are exercisable within 60 days of June 30, 1999 and 60,000 shares subject to a stock bonus award, which shares will be issued in October 2003, or earlier, in the event certain performance milestones are attained.

 (9) Includes 95,000 shares issuable upon exercise of options, 18,750 of which are exercisable within 60 days of June 30, 1999 and 35,000 shares subject to a stock bonus award, which shares will be issued in October 2003, or earlier, in the event certain performance milestones are attained.

(10) Includes 118,980 shares issuable upon exercise of options, 60,048 of which are exercisable within 60 days of June 30, 1999 and 30,000 shares subject to a stock bonus award, which shares will be issued in October 2003, or earlier, in the event certain performance milestones are attained.

(11) Includes 117,000 shares issuable upon exercise of options, 25,489 of which are exercisable within 60 days of June 30, 1999.

(12) Includes 14,000 shares issuable upon exercise of options, 11,500 of which are exercisable within 60 days of June 30, 1999.

(13) Includes 14,000 shares issuable upon exercise of options, 11,500 of which are exercisable within 60 days of June 30, 1999.

(14) Includes 159,322 shares issuable upon exercise of options, 149,322 of which are exercisable within 60 days of June 30, 1999.

(15) Includes 122,005 shares of Common Stock issuable upon exercise of certain warrants issued to Tullis-Dickerson Capital Focus, L.P. Also includes 18,000 shares issuable upon exercise of options held by Ms. Neuscheler, 17,445 of which are exercisable within 60 days of June 30, 1999. Ms. Neuscheler, a director of the Company, is a general partner of Tullis-Dickerson Partners, which is the general partner of Tullis-Dickerson Capital Focus, L.P. Ms. Neuscheler disclaims beneficial ownership in the shares held by Tullis-Dickerson Capital Focus, L.P., except to the extent of her pecuniary interest arising from her general partnership interest in Tullis-Dickerson Partners. Also includes 744 shares held in trust for the benefit of Susannah Dickerson and 744 shares held in trust for the benefit of Caroline Dickerson. Ms. Neuscheler disclaims beneficial ownership in such shares.

(16) Includes 10,000 shares of Common Stock issuable upon exercise of options, none of which are exercisable within 60 days of June 30, 1999.

(17) Includes 256,579 shares issuable upon exercise of certain warrants. Also includes 2,196,896 shares issuable upon exercise of options, 831,898 of which shares are exercisable within 60 days of June 30, 1999 and 237,000 shares subject to a stock bonus award, which shares will be issued in October 2003, or earlier, in the event certain performance milestones are attained.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table sets forth certain information regarding the compensation earned during the last three fiscal years by (i) the Company's Chief Executive Officer and (ii) each of the four other most highly compensated executive officers of the Company serving as such as of the end of the last fiscal year whose total annual salary and bonus exceeded $100,000. Such individuals will be hereafter referred to as the "Named Executive Officers."

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM
                                          ANNUAL COMPENSATION                   COMPENSATION
                             ---------------------------------------------    ----------------
                                                                 OTHER           SECURITIES
                             FISCAL                              ANNUAL          UNDERLYING        ALL OTHER
NAME AND PRINCIPAL POSITION   YEAR     SALARY      BONUS      COMPENSATION    OPTIONS/WARRANTS    COMPENSATION
---------------------------  ------   --------    --------    ------------    ----------------    ------------
James D. Durham............   1998    $275,000    $412,500     $1,862,000(1)      300,000            $3,000(8)
  Chairman of the Board and   1997     225,000     100,000             --         305,000                --
  Chief Executive Officer     1996     187,425          --             --         101,600                --
John V. Cracchiolo.........   1998     200,000     210,000        997,500(1)                          1,006(8)
  President and Chief         1997     159,375(2)  103,000             --         150,000                --
  Operating Officer           1996     133,333      52,000             --         155,000                --
Andrew Hurd................   1998     140,384(3)  193,750(4)     581,875(1)       50,000                --
  President, Health
  Information                 1997          --          --             --              --                --
  Management Division         1996          --          --             --              --                --
Keith M. Roberts...........   1998     159,375(5)  131,250        498,750(1)       35,000                --
  Executive Vice President,   1997      98,958(6)   50,000             --         100,000                --
  General Counsel and         1996          --          --             --              --                --
  Assistant Secretary
Bernie Murphy..............   1998     105,000      44,000             --          35,000                --
  Vice President Finance
  and                         1997      96,623      25,000             --          12,500                --
  Chief Accounting Officer    1996      39,955(7)       --             --          15,000                --

---------------
(1) In October 1998, each of Messrs. Durham, Cracchiolo, Hurd and Roberts was awarded a right to receive 112,000, 60,000, 35,000 and 30,000 shares of Common Stock, respectively, under the Company's 1996 Stock Incentive Plan, such shares to be issued in October, 2003, without payment from the recipient, provided that each such individual remains in the Company's service through such date. As of the last day of the 1998 fiscal year, the value of the bonus share awards held by each such individual, based on the market price of the underlying shares of Common Stock on that date, was the following: Mr. Durham -- $2,296,000; Mr. Cracchiolo -- $1,230,000; Mr.
    Hurd -- $717,500; and Mr. Roberts -- $615,000. No
    dividends are payable with respect to the bonus share awards until such time as the underlying shares of Common Stock have been issued.

(2) Effective August 1997, Mr. Cracchiolo's annual salary was increased from $150,000 to $175,000 by the Board of Directors.

(3) Represents salary paid from February 1998 through December 1998.

(4) Includes sales commissions of $43,750.

(5) Effective July 1998, Mr. Robert's annual salary was increased from $150,000 to $175,000 by the Board of Directors.

(6) Represents salary paid from March 1997 through December 1997.

(7) Represents salary paid from June 1996 through December 1996.

(8) Represents premiums paid for split-dollar life insurance.

STOCK OPTIONS

     The following table sets forth information concerning the stock option grants made to each of the Named Executive Officers during the 1998 fiscal year. No stock appreciation rights were granted during the 1998 fiscal year to the Named Executive Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                               INDIVIDUAL GRANTS
                             ------------------------------------------------------     POTENTIAL REALIZABLE VALUE AT
                             NUMBER OF    PERCENT OF TOTAL   EXERCISE                   ASSUMED ANNUAL RATES OF STOCK
                             SECURITIES       OPTIONS         OR BASE                      PRICE APPRECIATION FOR
                             UNDERLYING      GRANTED TO      PRICE PER                         OPTION TERM(3)
                              OPTIONS       EMPLOYEES IN       SHARE     EXPIRATION   ---------------------------------
           NAME              GRANTED(1)     FISCAL 1997         (2)         DATE         5%                10%
           ----              ----------   ----------------   ---------   ----------   ---------   ---------------------
James D. Durham............   100,000           6.4%         $39.1560     02/02/08    $(270,948)       $1,887,899
                              100,000           6.4%          27.9690     02/02/08      847,652         3,006,599
                              100,000           6.4%          22.3750     02/02/08    1,407,152         3,565,999
John V. Cracchiolo.........    50,000           3.2%          39.1560     02/02/08     (135,474)          943,949
                               50,000           3.2%          27.9690     02/02/08      423,876         1,503,299
                               50,000           3.2%          22.3750     02/02/08      703,576         1,782,999
Andrew J. Hurd.............    50,000           3.2%          22.3750     02/02/08      703,576         1,782,999
Keith M. Roberts...........    35,000           2.2%          22.3750     02/02/08      492,503         1,249,000
Bernie J. Murphy...........    35,000           2.2%          22.3750     02/02/08      492,503         1,249,000

---------------
(1) Each option set forth in the table above has a maximum term of ten (10) years measured from the grant date, subject to earlier termination upon the executive officer's termination of service with the Company. Each option will become exercisable for 25% of the option shares upon completion of one year of service measured from the grant date and will become exercisable for the remaining shares in equal monthly installments over the next three years of service thereafter. The option will immediately become exercisable for all of the option shares upon an acquisition of the Company by merger or asset sale unless the options are assumed by the successor corporation

(2) The exercise price may be paid in cash, in shares of the Company's Common Stock valued at fair market value on the exercise date or through a cashless purchase procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares and the federal and state income tax liability incurred by the optionee in connection with such exercise.

(3) There can be no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% compounded annual rates or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the Named Executive Officers.

OPTION EXERCISES AND YEAR-END VALUES

     No stock appreciation rights were granted during the 1998 fiscal year or outstanding at the end of such fiscal year. The following table sets forth certain information with respect to the Named Executive Officers concerning option exercises during the 1998 fiscal year as well as the number of shares of the Company's Common Stock subject to exercisable and unexercisable stock options which the Named Executive Officers held at the end of the 1998 fiscal year.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                                NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                               UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS AT
                                (#) SHARES                   OPTIONS AT FISCAL YEAR-END          FISCAL YEAR-END (1)
                                 ACQUIRED      ($) VALUE    -----------------------------   -----------------------------
             NAME               ON EXERCISE   REALIZED(2)   EXERCISABLE   NON-EXERCISABLE   EXERCISABLE   NON-EXERCISABLE
             ----               -----------   -----------   -----------   ---------------   -----------   ---------------
James D. Durham...............        --             --       623,195(3)      471,979       $9,618,466      $1,708,867
John V. Cracchiolo............        --             --        96,563         248,437        1,141,367       1,054,258
Andrew J. Hurd................        --             --            --          50,000               --              --
Keith M. Roberts..............    16,020       $299,620        32,146          86,834          352,245         568,537
Bernie J. Murphy..............     1,500         25,125         7,781          49,219           92,191         170,996

---------------
(1) Calculated by determining the difference between the fair market value of the Company's Common Stock as of December 31, 1998 and the exercise price of the option.

(2) Calculated by multiplying the number of shares acquired on exercise by the difference between the fair market value of the shares on the date of exercise and the exercise price.

(3) Includes 134,574 shares of Common Stock issuable upon exercise of a warrant held by Trigon Resources Corporation and 355,600 shares of Common Stock issuable upon exercise of a Warrant held by Mr. Durham. (Mr. Durham exercised the Warrant for 355,600 shares of Common Stock in April of this year.) See "Security Ownership of Certain Beneficial Owners and Management."

EMPLOYMENT AGREEMENTS; CHANGE IN CONTROL ARRANGEMENTS

     In April 1999, the Company entered into a letter agreement with Patrick Ahearn, President of the Company's Business Office Group. Pursuant to the letter agreement, Mr. Ahearn is to receive a base salary of $200,000 for the 1999 calendar year and is eligible for such annual cash bonuses as the Board of Directors in its discretion shall award. The letter agreement also contains the following severance provisions: (i) if Mr. Ahearn dies, his estate will receive a special termination payment equal to one months' salary and (ii) if Mr. Ahearn is terminated by reason of disability or an Involuntary Termination other than a Termination for Cause (as those terms are defined in the letter agreement), Mr. Ahearn will receive an aggregate amount equal to his then current annual rate of base salary and will also continue to receive for a period of 12 months his life, health and disability and other benefits. In addition, upon a Change in Control or an Involuntary Termination other than a Termination for Cause, Mr. Ahearn's outstanding options and all restricted or unvested Common Stock held by him will vest immediately and remain exercisable for a period of three years thereafter. The term of the agreement is two years from the effective date and shall be extended automatically on each succeeding anniversary of the effective date of the agreement for an additional one (1) year period unless, not later than three (3) months preceding such anniversary date, the Company shall have given written notice to Mr. Ahearn that it will not extend the term of the letter agreement.

     In January 1999, the Company entered into a letter agreement with John V. Cracchiolo, the Company's President and Chief Operating Officer. Pursuant to the letter agreement, Mr. Cracchiolo is to receive a base salary of $250,000 for the 1999 calendar year and is eligible for such annual cash bonuses as the Board of Directors in its discretion shall award. The letter agreement also contains the following severance provisions: (i) if Mr. Cracchiolo dies, his estate will receive a special termination payment equal to one months' salary and (ii) if Mr. Cracchiolo is terminated by reason of disability or an Involuntary Termination other than a Termination for Cause (as those terms are defined in the letter agreement), Mr. Cracchiolo will receive an aggregate amount equal to the sum of (a) two times his then current annual rate of base salary and (b) two times his then current maximum bonus and will also continue to receive for a period of 24 months his life, health and disability and other benefits. In addition, upon a Change in Control or an Involuntary Termination other than a Termination for Cause, Mr. Cracchiolo's outstanding options and all restricted or unvested Common Stock held by him will vest immediately and remain exercisable for the full term of the option. The term of the agreement is two years from the effective date and shall be extended automatically on each succeeding anniversary of the effective date of the agreement for an additional one (1) year period, unless not later than three (3) months preceding such anniversary date, the Company shall have given written notice to Mr. Cracchiolo that it will not extend the term of the letter agreement.

     In January 1999, the Company entered into a letter agreement with James D. Durham, the Company's Chief Executive Officer. Pursuant to the letter agreement, Mr. Durham is to receive a base salary of $360,000 for the 1999 calendar year. In addition, Mr. Durham is eligible for such annual cash bonuses as the Board of Directors in its discretion shall award, based upon the recommendation of the Board's Compensation Committee. The letter agreement also contains the following severance provisions: (i) if Mr. Durham dies, his estate will receive a special termination payment equal to one months' salary and (ii) if Mr. Durham is terminated by reason of disability or an Involuntary Termination other than a Termination for Cause (as those terms are defined in the letter agreement), Mr. Durham will receive an aggregate amount equal to the sum of (a) three times his then current annual rate of base salary and (b) three times his then current maximum bonus and will also continue to receive for a period of 24 months his life, health and disability and other benefits. In addition, upon a Change in Control or an Involuntary Termination other than a Termination for Cause, Mr. Durham's outstanding options and all restricted or unvested Common Stock held by him will vest immediately and remain exercisable for the full term of the option. The term of the agreement is two years from the effective date and shall be extended automatically on each succeeding anniversary of the effective date of the agreement for an additional one (1) year period, unless not later than three (3) months preceding such anniversary date, the Company shall have given written notice to Mr. Durham that it will not extend the term of the letter agreement.

     In April 1999, the Company entered into a letter agreement with Andrew J. Hurd, President of the Company's Health Information Management Group. Pursuant to the letter agreement, Mr. Hurd is to receive a base salary of $200,000 for the 1999. In addition, Mr. Hurd is eligible for such annual cash bonuses as the Board of Directors in its discretion shall award, based upon the recommendation of the Board's Compensation Committee. The letter agreement also contains the following severance provisions (i) if Mr. Hurd dies, his estate will receive a special termination payment equal to one months' salary and (ii) if Mr. Hurd is terminated by reason of disability or an Involuntary Termination other than a Termination for Cause (as those terms are defined in the letter agreement), Mr. Durham will receive an aggregate amount equal to his then current annual rate of base salary and will also continue to receive for a period of 12 months his life, health and disability and other benefits. In addition, upon a Change in Control or an Involuntary Termination other than a Termination for Cause, Mr. Hurd's outstanding options and all restricted or unvested Common Stock held by him will vest immediately and remain exercisable for a period of three years thereafter. The term of the agreement is two years from the effective date and shall be extended automatically on each succeeding anniversary of the effective date of the agreement for an additional one (1) year period, unless not later than three (3) months preceding such anniversary date, the Company shall have given written notice to Mr. Hurd that it will not extend the term of the letter agreement.

     In April 1999, the Company entered into a letter agreement with Nancy Nelson, President of the Company's Enterprise Solutions Division. Pursuant to the letter agreement, Ms. Nelson is to receive a base salary of $206,000 for the 1999 calendar year and is eligible for such annual cash bonuses as the Board of Directors in its discretion shall award. The letter agreement also contains the following severance provisions: (i) if Ms. Nelson dies, her estate will receive a special termination payment equal to one months' salary and (ii) if Ms. Nelson is terminated by reason of disability or an Involuntary Termination other than a Termination for Cause (as those terms are defined in the letter agreement), Ms. Nelson will receive an aggregate amount equal to her then current annual rate of base salary and will also continue to receive for a period of 12 months her life, health and disability and other benefits. In addition, upon a Change in Control or an Involuntary Termination other than a Termination for Cause, Ms. Nelson's outstanding options and all restricted or unvested Common Stock held by her will vest immediately and remain exercisable for a period of three years thereafter. The term of the agreement is two years from the effective date and shall be extended automatically on each succeeding anniversary of the effective date of the agreement for an additional one (1) year period unless, not later than three
(3) months preceding such anniversary date, the Company shall have given written notice to Ms. Nelson that it will not extend the term of the letter agreement.

     In April 1999, the Company entered into a letter agreement with Keith M. Roberts, the Company's Executive Vice President and General Counsel. Pursuant to the letter agreement, Mr. Roberts is to receive a base salary of $210,000 for the 1999 calendar year and is eligible for such annual cash bonuses as the Board of Directors in its discretion shall award. The letter agreement also contains the following severance provisions: (i) if Mr. Roberts dies, his estate will receive a special termination payment equal to one months' salary and (ii) if Mr. Roberts is terminated by reason of disability or an Involuntary Termination other than a Termination for Cause (as those terms are defined in the letter agreement), Mr. Roberts will receive an aggregate amount equal to his then current annual rate of base salary and will also continue to receive for a period of 12 months his life, health and disability and other benefits. In addition, upon a Change in Control or an Involuntary Termination other than a Termination for Cause, Mr. Robert's outstanding options and all restricted or unvested Common Stock held by him will vest immediately and remain exercisable for a period of three years thereafter. The term of the agreement is two years from the effective date and shall be extended automatically on each succeeding anniversary of the effective date of the agreement for an additional one (1) year period unless, not later than three (3) months preceding such anniversary date, the Company shall have given written notice to Mr. Roberts that it will not extend the term of the letter agreement.

     In April 1999, the Company entered into a letter agreement with Michael Sanderson, the Company's Senior Vice President, Sales. Pursuant to the letter agreement, Mr. Sanderson is to receive a base salary of $175,000 for the 1999 calendar year and is eligible for such annual cash bonuses as the Board of Directors in its discretion shall award. The letter agreement also contains the following severance provisions: (i) if Mr. Sanderson dies, his estate will receive a special termination payment equal to one months' salary and (ii) if Mr. Sanderson is terminated by reason of disability or an Involuntary Termination other than a Termination for Cause (as those terms are defined in the letter agreement), Mr. Sanderson will receive an aggregate amount equal to his then current annual rate of base salary and will also continue to receive for a period of 12 months his life, health and disability and other benefits. In addition, upon a Change in Control or an Involuntary Termination other than a Termination for Cause, Mr. Sanderson's outstanding options and all restricted or unvested Common Stock held by him will vest immediately and remain exercisable for a period of three years thereafter. The term of the agreement is two years from the effective date and shall be extended automatically on each succeeding anniversary of the effective date of the agreement for an additional one (1) year period unless, not later than three (3) months preceding such anniversary date, the Company shall have given written notice to Mr. Sanderson that it will not extend the term of the letter agreement.

     In April 1999, the Company entered into a letter agreement with E. Payson Smith, Jr., the Company's Executive Vice President and Chief Financial Officer. Pursuant to the letter agreement, Mr. Smith is to receive a base salary of $200,000 for the 1999 calendar year and is eligible for such annual cash bonuses as the Board of Directors in its discretion shall award. The letter agreement also contains the following severance provisions: (i) if Mr. Smith dies, his estate will receive a special termination payment equal to one months' salary and (ii) if Mr. Smith is terminated by reason of disability or an Involuntary Termination other than a Termination for Cause (as those terms are defined in the letter agreement), Mr. Smith will receive an aggregate amount equal to his then current annual rate of base salary and will also continue to receive for a period of 12 months his life, health and disability and other benefits. In addition, upon a Change in Control or an Involuntary Termination other than a Termination for Cause, Mr. Smith's outstanding options and all restricted or unvested Common Stock held by him will vest immediately and remain exercisable for a period of three years thereafter. The term of the agreement is two years from the effective date and shall be extended automatically on each succeeding anniversary of the effective date of the agreement for an additional one (1) year period unless, not later than three (3) months preceding such anniversary date, the Company shall have given written notice to Mr. Smith that it will not extend the term of the letter agreement.

     In April 1999, the Company entered into a letter agreement with Michael Wilstead, the Company's Senior Vice President, Sales. Pursuant to the letter agreement, Mr. Wilstead is to receive a base salary of $175,000 for the 1999 calendar year and is eligible for such annual cash bonuses as the Board of Directors in its discretion shall award. The letter agreement also contains the following severance provisions: (i) if Mr. Wilstead dies, his estate will receive a special termination payment equal to one months' salary and (ii) if Mr. Wilstead is terminated by reason of disability or an Involuntary Termination other than a Termination for Cause (as those terms are defined in the letter agreement), Mr. Wilstead will receive an aggregate amount equal to his then current annual rate of base salary and will also continue to receive for a period of 12 months his life, health and disability and other benefits. In addition, upon a Change in Control or an Involuntary Termination other than a Termination for Cause, Mr. Wilstead's outstanding options and all restricted or unvested Common Stock held by him will vest immediately and remain exercisable for a period of three years thereafter. The term of the agreement is two years from the effective date and shall be extended automatically on each succeeding anniversary of the effective date of the agreement for an additional one (1) year period unless, not later than three (3) months preceding such anniversary date, the Company shall have given written notice to Mr. Wilstead that it will not extend the term of the letter agreement.

     In connection with an acquisition of the Company by merger or asset sale, each outstanding option held by the Chief Executive Officer and the other executive officers under the Company's 1994 Stock Plan (the predecessor equity incentive program to the 1996 Plan) or the 1996 Plan will automatically accelerate in full, except to the extent such options are to be assumed by the successor corporation. In addition, the Compensation Committee as Plan Administrator of the 1996 Plan will have the authority to provide for the accelerated vesting of the shares of Common Stock subject to outstanding options held by the Chief Executive Officer or any other executive officer or any unvested shares of Common Stock subject to direct issuances held by such individual, in connection with the termination of the officer's employment following: (i) a merger or asset sale in which these options are assumed or are assigned or (ii) certain hostile changes in control of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Compensation Committee during the 1998 fiscal year consisted of Ms. Neuscheler (Chairperson), Mr. Jones and Mr. Ryan. No member of such Committee was at any time during the 1998 fiscal year or at any other time an officer or employee of the Company. No executive officer of the Company served on the compensation committee of another entity or on any other committee of the board of directors of another entity performing similar functions during the Company's last fiscal year.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In addition to the indemnification provisions contained in the Company's Restated Certificate of Incorporation and Bylaws, the Company has entered into separate indemnification agreements with each of its directors and officers. These agreements require the Company, among other things to indemnify such director or officer against expenses (including attorneys' fees), judgments, fines and settlements (collectively, "Liabilities") paid by such individual in connection with any action, suit or proceeding arising out of such individual's status or service as a director or officer of the Company (other than Liabilities arising from willful misconduct or conduct that is knowingly fraudulent or deliberately dishonest) and to advance expenses incurred by such individual in connection with any proceeding against such individual with respect to which such individual may be entitled to indemnification by the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     It is the duty of the Compensation Committee to review and determine the salaries and bonuses of executive officers of the Company, including the Chief Executive Officer, and to establish the general compensation policies for such individuals. The Compensation Committee also has the sole and exclusive authority to make discretionary option grants to the Company's executive officers under the Company's 1996 Plan.

     The Compensation Committee believes that the compensation programs for the Company's executive officers should reflect the Company's performance and the value created for the Company's stockholders. In addition, the compensation programs should support the short-term and long-term strategic goals and values of the Company and should reward individual contribution to the Company's success. The Company is engaged in a very competitive industry, and the Company's success depends upon its ability to attract and retain qualified executives through the competitive compensation packages it offers to such individuals.

     General Compensation Policy. The Compensation Committee's policy is to provide the Company's executive officers with compensation opportunities which are tied to their personal performance, the financial performance of the Company and their contribution to that performance and which are competitive enough to attract and retain highly skilled individuals. Each executive officer's compensation package is comprised of three elements: (i) base salary, (ii) variable incentive awards and (iii) long-term, equity-based incentive awards.

     The Compensation Committee has retained the services of an independent compensation consulting firm to provide advice on executive compensation matters, including the base salary levels for executive officers, including the Chief Executive Officer and the incentive compensation payable to all executive officers. Specifically, the consulting firm furnished the Committee with compensation surveys and data for purposes of comparing the Company's executive compensation levels with those at companies within and outside the industry with which the Company competes for executive talent and provided the Committee with specific recommendations for maintaining the Company's executive compensation at a level competitive with the marketplace.

     Factors. The principal factors that were taken into account in establishing each executive officer's compensation package for the 1998 fiscal year are described below. However, the Compensation Committee may in its discretion apply entirely different factors, such as different measures of financial performance, for future fiscal years.

     Chief Executive Officer Compensation. In setting the base salary level payable for the 1998 fiscal year to the Company's Chief Executive Officer, James
D. Durham, the Committee reviewed a detailed performance evaluation compiled for Mr. Durham. The performance evaluation took into consideration Mr. Durham's qualifications, the level of experience brought to his position and gained while in the position, the Company goals for which Mr. Durham had responsibility, specific accomplishments to date, and the importance of Mr. Durham's individual contributions to the achievement of the Company goals and objectives set for the prior fiscal year. In addition, the Compensation Committee sought to provide him with a level of base salary which it believed, on the basis of its understanding of the salary levels in effect for other chief executive officers at similar-sized companies in the industry, to be competitive with those base salary levels.

     Mr. Durham has an existing employment agreement with the Company which has a term of two (2) years (ending December 31, 2001). The annual base salary for Mr. Durham for 1998 was $275,000. Mr. Durham's variable incentive award for 1998 was $412,500 and was based on the actual financial performance of the Company relative to corporate objectives and a measure of his individual contribution. His award was based on the incentive plan used for all executive officers. The option grants made to Mr. Durham during 1998 were based upon his performance and leadership with the Company.

     Other Executive Officer Compensation. In setting base salaries for executive officers other than the Chief Executive Officer, the Compensation Committee reviewed the compensation data and surveys provided by the independent consultant for comparative compensation purposes. A peer group of companies was identified for such comparative purposes. In selecting the peer group companies, the Compensation Committee focused primarily on whether those companies were actually competitive with the Company in seeking executive talent, whether those companies had a management style and corporate culture similar to the Company's and whether similar positions existed within their corporate structure.

     The base salary for each executive officer other than the Chief Executive Officer reflects the salary levels for comparable positions at the peer group companies as well as the individual's personal performance and internal alignment considerations. The relative weight given to each factor varies with each individual in the sole discretion of the Compensation Committee. Each executive officer's base salary is adjusted each year on the basis of (i) the Compensation Committee's evaluation of the officer's personal performance for the year and (ii) the competitive marketplace for persons in comparable positions.

     Variable Incentive Awards. To reinforce the attainment of Company goals, the Committee believes that a substantial portion of the annual compensation of each executive officer should be in the form of variable incentive pay. The annual incentive pool for executive officers is determined on the basis of the Company's achievement of the financial performance targets established at the beginning of the fiscal year and the executive's individual contribution.

     Long-Term, Equity-Based Incentive Awards. The goal of the Company's long-term equity-based incentive awards is to align the interests of executive officers with stockholders and to provide each executive officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. The Committee determines the size of long-term, equity-based incentives according to each executive's position within the Company and sets the incentives at a level it considers appropriate to create a meaningful opportunity for stock ownership. In addition, the Committee takes into account an individual's recent performance, his or her potential for future responsibility and promotion, and comparable awards made to individuals in similar positions with comparable companies. The relative weight given to each of these factors varies among individuals at the Committee's discretion.

     Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1 million per covered officer in any fiscal year. The limitation applies only to compensation which is not considered to be performance-based. Non-performance based compensation paid to the Company's executive officers for the 1998 fiscal year did not exceed the $1 million limit per officer, and the Compensation Committee does not anticipate that the non-performance based compensation to be paid to the Company's executive officers for fiscal 1999 will exceed that limit. Because it is unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Compensation Committee will reconsider this decision should the individual cash compensation of any executive officer ever approach the $1 million level.

     The Board of Directors did not modify any action or recommendation made by the Compensation Committee with respect to executive compensation for the 1998 fiscal year. It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the Company's performance and the interests of the Company's stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

     Submitted by the Compensation Committee of the Company's Board of
Directors:

                                   Mr. Greene
                                Mr. Roskovensky

PERFORMANCE GRAPH

     The following chart, which was produced by Research Data Group, depicts the Company's performance for the period beginning on October 10, 1997 (the Company's initial public offering date) and ending December 31, 1998, as measured by total stockholder return on the Company's Common Stock compared with the total return of the NASDAQ Stock Market (U.S.) Index and the NASDAQ Computer and Data Processing Index. Upon request, the Company will furnish stockholders a list of the component companies of such indexes.

                COMPARISON OF 26 MONTH CUMULATIVE TOTAL RETURN*
       AMONG QUADRAMED CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX
                AND THE NASDAQ COMPUTER & DATA PROCESSING INDEX

                                                        QUADRAMED                 NASDAQ STOCK              NASDAQ COMPUTER &
                                                       CORPORATION                MARKET (U.S.)              DATA PROCESSING
                                                       -----------                -------------             -----------------
10/10/96                                                 100.00                      100.00                      100.00
12/96                                                     95.00                      104.00                      103.00
12/97                                                    227.00                      128.00                      127.00
12/98                                                    169.00                      180.00                      227.00

---------------

* Assumes $100 invested on October 10, 1997 in stock or index including reinvestment of dividends. Fiscal year ending December 31.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings made by the Company under those statutes, the preceding Report of the Compensation Committee of the Board of Directors on Executive Compensation and the Company's Stock Performance Graph will not be incorporated by reference into any of those prior filings, nor will such report or graph be incorporated by reference into any future filings made by the Company under those statutes.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, "Insiders"), to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of the copies of such forms received by it, or written representation from certain reporting persons that no Form 5s were required for those persons, the Company believes that all reporting requirements under Section 16(a) for the fiscal year ended December 31, 1998 were met in a timely manner by its directors, executive officers, and greater than ten percent beneficial owners except that (i) each of Messrs. Durham, Cracchiolo, Hurd and Roberts did not file a timely Form 5 with respect to the stock bonus awards made to them in October 1998 and (ii) Mr. Ahearn failed to file a Form 3 to report his beneficial ownership upon becoming an Insider in November 1998.

               MATTERS RELATED TO INDEPENDENT PUBLIC ACCOUNTANTS

     The independent public accounting firm of Arthur Andersen LLP served as independent public accountants for the Company for the year ended December 31, 1998 and has been selected to serve in that role for the year ending December 31, 1999. A representative of Arthur Andersen LLP will be present at the 1999 Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

     From time to time stockholders present proposals which may be proper subjects for inclusion in the proxy statement and for consideration at an annual meeting. To be included in the proxy statement for the 2000 annual meeting, proposals must have been received by the Company no later than December 31, 1999.

     Stockholders may present proposals which are proper subjects for consideration at an annual meeting, even if the proposal is not submitted by the deadline for inclusion in the proxy statement. To do so, the stockholder must comply with the procedures specified by the Company's Bylaws. The Company's Bylaws require all stockholders who intend to make proposals at an annual stockholders meeting to submit their proposals to the Company 60 to 90 days before the anniversary date of the previous year's annual meeting. To be eligible for consideration at the 2000 annual meeting, proposals which have not been submitted by the deadline for inclusion in the proxy statement must be received by the Company between May 25 and June 26, 2000. The provision is intended to allow all stockholders to have an opportunity to consider business expected to be raised at the meeting.

                                   FORM 10-K

     The Company filed an Annual Report on Form 10-K with the Securities and Exchange Commission on or about March 31, 1999. Stockholders may obtain a copy of this report, without charge, by writing to Keith M. Roberts, Executive Vice President, General Counsel and Assistant Secretary at the Company's principal executive offices at 1003 West Cutting Boulevard, Suite 200, Richmond, California 94804.

                                 OTHER MATTERS

     Management does not know of any matters to be presented at the 1999 Annual Meeting other than those set forth herein and in the Notice accompanying this Proxy Statement. If a stockholder vote is necessary to transact any other business at the 1999 Annual Meeting, the proxyholders intend to vote their proxies in accordance with their best judgment related to such business.

     It is important that your shares be represented at the meeting, regardless of the number of shares that you hold. YOU ARE, THEREFORE, URGED TO EXECUTE PROMPTLY AND RETURN THE ACCOMPANYING PROXY IN THE ENVELOPE THAT HAS BEEN ENCLOSED FOR YOUR CONVENIENCE. Stockholders who are present at the meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

                                          By Order of the Board of Directors,
                                          /s/ JAMES D. DURHAM

                                          James D. Durham
                                          Chairman of the Board

July 28, 1999
Richmond, California

                              QUADRAMED CORPORATION
                       1999 ANNUAL MEETING OF STOCKHOLDERS
                                 AUGUST 23, 1999


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                              QUADRAMED CORPORATION

        The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held on August 23, 1999 and the Proxy Statement and appoints JOHN V. CRACCHIOLO and KEITH M. ROBERTS, and each of them, the attorneys and proxies of the undersigned, each with full power of substitution, to vote all the shares of Common Stock of QuadraMed Corporation (the "Company") which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the 1999 Annual Meeting of Stockholders of the Company to be held at 1003 West Cutting Boulevard, Suite 200, Richmond, California 94804 at 9:00 a.m. on August 23, 1999, and at any adjournments or postponements thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth below:

1. To elect a director to serve for a three-year term ending in the year 2002 or until his or her successor is duly elected and qualified.

        James D. Durham     [ ]     FOR      [ ]     AGAINST      [ ]    ABSTAIN

2. In their discretion, proxies are authorized to transact and vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE DIRECTOR LISTED ABOVE. IF NO INSTRUCTION TO THE CONTRARY IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR LISTED ABOVE.

                                        Dated:  __________________________, 1999


                                        ________________________________________
                                        Signature


                                        ________________________________________
                                        Signature if jointly held (if joint or
                                        common ownership)

                                        Please sign exactly as name or names
                                        appear at left, including the title
                                        "Executor," "Guardian," etc. if the same is indicated. When joint names appear both should sign. If stock is held by a corporation this proxy should be executed by a proper officer thereof, whose title should be given.

    PLEASE MARK, SIGN, DATE AND RETURN THIS CARD IN THE ENCLOSED POSTAGE-PAID
                                 ENVELOPE TODAY